UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2013

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2013, NVIDIA Corporation (the “Company”) issued $1,500,000,000 principal amount of its 1.00% Convertible Senior Notes due 2018 (the “Notes”). The Company estimates that the net proceeds from the offering of the Notes will be approximately $1,476.5 million after deducting the discount of the initial purchaser (the “Initial Purchaser”) and estimated offering expenses payable by the Company. The Company used $108.0 million of the net proceeds of the offering to pay the cost of the convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company of the warrant transactions described below) and approximately $14.3 million of the net proceeds of the offering to repurchase 920,355 shares of its common stock from purchasers of the Notes in privately negotiated transactions effected through the Initial Purchaser, as the Company’s agent, at a purchase price of $15.51 per share, which was the closing price of the Company’s common stock (the “Common Stock”) on The NASDAQ Global Select Market on November 25, 2013, the date of the pricing of the Notes. The Company intends to use the remainder of the net proceeds for the repurchase of shares of Common Stock and dividend payments pursuant to the Company’s recently announced fiscal 2015 capital return program, and general corporate purposes.

Indenture & the Notes

The Notes were issued pursuant to an Indenture, dated as of December 2, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. The Notes are general, unsecured obligations of the Company. The notes will bear interest at a rate of 1.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2014. The Notes mature on December 1, 2018 unless repurchased or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to their maturity.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	default by the Company in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(2)	default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of five business days;

(4)	failure by the Company to issue a fundamental change notice or a notice of a specified corporate event at the time and in the manner provided in the Indenture;

(5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;

(6)	failure by the Company for a period of 60 days after written notice from the trustee or the holders of 25% or more in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its agreements under the Notes or the Indenture;

(7)	the Company or any of its subsidiaries default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75,000,000 in the aggregate of the Company and/or any such subsidiary, and such default

(i)	results in such indebtedness becoming or being declared due and payable, or

(ii)	constitutes a failure to pay the principal or interest of any such indebtedness when due and payable (at its stated maturity, upon required repurchase, upon acceleration as a result of an event of default or otherwise), if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice to the Company by the trustee or holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(8)	a final judgment for payment of $75,000,000 or more is rendered against the Company or any of its subsidiaries, and such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.

If specified bankruptcy and insolvency-related events of default described in clause (9) above and further specified in the Indenture occur, the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes shall automatically become due and payable. If an event of default other than these bankruptcy and insolvency-related events of default occurs and is continuing, the trustee by notice to the Company or the holders of 25% or more in aggregate principal amount of the Notes then outstanding by notice to the Company and the trustee, may declare the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Notes are convertible at an initial conversion rate of 49.5958 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $20.16 per share of Common Stock subject to adjustment. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. Prior to the close of business on the business day immediately preceding August 1, 2018, such conversion is subject to the satisfaction of the conditions set forth below.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding August 1, 2018, in multiples of $1,000 principal amount, only under the following circumstances:

•	during any fiscal quarter commencing after the fiscal quarter ending on April 27, 2014 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of that five day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day; or

•	upon the occurrence of specified corporate events.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid special interest to, but excluding, the repurchase date.

On or after August 1, 2018 to the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes regardless of the foregoing conditions.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Convertible Note Hedge Transactions

On each of November 25, 2013, concurrently with the pricing of the Notes, and November 26, 2013, concurrently with the Initial Purchaser’s exercise of the over-allotment option to purchase additional Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Purchased Options”) with Goldman, Sachs & Co. (the “Counterparty”). The Purchased Options cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 74.4 million shares of Common Stock, which is equal to the number of shares of Common Stock that will initially underlie the Notes, at an initial strike price of $20.1630 per share. The Purchased Options will expire upon the maturity of the Notes, if not earlier exercised or terminated. Copies of the confirmations for the Purchased Options are attached hereto as Exhibits 99.1 and 99.3 and are incorporated herein by reference. The Purchased Options are intended to reduce potential dilution to Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market value per share of Common Stock, as measured under the Purchased Options, at the time of exercise is greater than the strike price of the Purchased Options, which initially corresponds to the initial conversion price of the Notes. The Purchased Options are separate transactions, entered into by the Company with the Counterparty, and are not part of the terms of the Notes.

The Company used $108.0 million of the net proceeds from the offering of the Notes to pay the cost of the Purchased Options (after such cost was partially offset by the proceeds to the Company of the Warrants (as defined below)).

Warrant Transactions

Separately from the Purchased Options, on each of November 25, 2013, concurrently with the pricing of the Notes, and November 26, 2013, concurrently with the Initial Purchaser’s exercise of the over-allotment option to purchase additional Notes, the Company entered into warrant transactions to sell to the Counterparty warrants (the “Warrants”) to acquire, subject to customary anti-dilution adjustments, up to approximately 74.4 million shares of Common Stock in the aggregate at a strike price of approximately $27.1425 per share. The Company offered and sold the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as amended (the “Securities Act”). Neither the Warrants nor the underlying shares of Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Copies of the confirmations for the Warrants are attached hereto as Exhibits 99.2 and 99.4 and are incorporated herein by reference. If the market value per share of Common Stock, as measured under the Warrants, at the time of exercise exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. The Warrants are separate transactions, entered into by the Company with the Counterparty, and are not part of the terms of the Notes. The Warrants will expire in 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Item 1.01 of this report are incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this report under the heading “Purchase Agreement” and the information set forth in Item 1.01 of this report under the heading “Warrant Transactions” is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

Purchase Agreement

On November 25, 2013, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with the Initial Purchaser relating to the Company’s sale of up to $1,500,000,000 aggregate principal amount of the Notes to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchaser to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company and the Initial Purchaser relied on these exemptions from registration based in part on representations made by the Company and the Initial Purchaser, respectively. The sale includes the exercise in full by the Initial Purchaser of its option under the Purchase Agreement to purchase up to an additional $200 million aggregate principal amount of Notes, solely to cover over-allotments, on November 26, 2013. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Initial Purchaser. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities under the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture (including the form of Notes) dated December 2, 2013 between NVIDIA Corporation and Wells Fargo Bank, National Association

4.2	Form of 1.00% Convertible Senior Note due 2018 (included in Exhibit 4.1)

99.1	Base Convertible Note Hedge Transaction Confirmation

99.2	Base Warrant Transaction Confirmation

99.3	Additional Convertible Note Hedge Transaction Confirmation

99.4	Additional Warrant Transaction Confirmation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

Date: December 2, 2013	By:	/s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture (including the form of Notes) dated December 2, 2013 between NVIDIA Corporation and Wells Fargo Bank, National Association.

4.2	Form of 1.00% Convertible Senior Note due 2018 (included in Exhibit 4.1).

99.1	Base Convertible Note Hedge Transaction Confirmation

99.2	Base Warrant Transaction Confirmation

99.3	Additional Convertible Note Hedge Transaction Confirmation

99.4	Additional Warrant Transaction Confirmation